SCHEDULE 14A INFORMATION
            Proxy Statement Pursuant to Section 14(a)
             of the Securities Exchange Act of 1934
                      (Amendment No. ____)

Filed by the Registrant [X]
Filed by a Party other than the Registrant [ ]
Check the appropriate box:
[ ] Preliminary Proxy Statement
[X] Definitive Proxy Statement
[ ] Definitive Additional Materials
[  ] Soliciting Material Pursuant to Sect. 240.14a-11(c) or Sect.
240.14a-12
                    FRANKLIN RESOURCES, INC.
        (Name of Registrant as Specified In Its Charter)

           (Name of Person(s) Filing Proxy Statement)

Payment of Filing Fee (Check the appropriate box):
[X]  $125 per Exchange Act Rules 0-11(c)(1)(ii), 14a-6(i)(1),  or
14a-6(j)(2).
[  ]  $500 per each party to the controversy pursuant to Exchange
Act Rule 14a-   6(i)(3).
[  ]  Fee  computed on table below per Exchange  Act  Rules  14a-
6(i)(4) and 0-11.

    1) Title of each class of securities to which transaction applies:

    2) Aggregate number of securities to which transaction applies:

    3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11:

    4) Proposed maximum aggregate value of transaction:

(1) Set forth the amount on which the filing fee is calculated and state how it was determined.
[ ] Check box if any part of the fee is offset as provided by Exchange Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.
    1) Amount Previously Paid:

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     4) Date Filed:
                       FRANKLIN RESOURCES, INC.

               NOTICE OF ANNUAL MEETING OF STOCKHOLDERS
                          ON JANUARY 24, 1995


To the Stockholders of Franklin Resources, Inc.:

  Notice is hereby given that the Annual Meeting of Stockholders of FRANKLIN RESOURCES, INC. (the "Company") will be held at 10:00 a.m., Pacific Standard Time, on January 24, 1995 at the offices of the Company, 777 Mariners Island Boulevard, San Mateo, California 94404. At this meeting, the stockholders of the Company will consider and vote on:

  1. The election of nine (9) directors to hold office until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify.

  2. The ratification of the appointment by the Board of Directors of Coopers & Lybrand L.L.P. as the Company's independent certified accountants for the current fiscal year ending September 30, 1995.

  3.  The  amendment  of  the Company's Annual Incentive  Compensation
Plan.

  Stockholders of record at the close of business on December 21, 1994 are entitled to notice of and to vote on all matters presented at the meeting and at any adjournments or postponements thereof. Each holder of shares of the Company's Common Stock is entitled to one (1) vote for each share of Common Stock held on the record date.

                                 By Order of the Board of Directors


                                 Harmon E. Burns

                                 Secretary


December 28, 1994
San Mateo, California

IF YOU DO NOT EXPECT TO BE PRESENT PERSONALLY AT THE MEETING, PLEASE EXECUTE THE ACCOMPANYING PROXY AND RETURN IT PROMPTLY IN THE ENCLOSED ENVELOPE.
PROXY STATEMENT


                       FRANKLIN RESOURCES, INC.

                       777 Mariners Island Blvd.

                      San Mateo, California 94404

  This Proxy Statement and the accompanying Notice of Annual Meeting are furnished in connection with the solicitation by the Board of Directors of Franklin Resources, Inc., a Delaware corporation (the "Company") of the accompanying proxy, to be voted at the Annual Meeting of Stockholders to be held at the offices of the Company, 777 Mariners Island Boulevard, San Mateo, California, on January 24, 1995, at 10:00 a.m. Pacific Standard Time and at any and all adjournments thereof. A proxy may be revoked by a stockholder prior to its exercise in any of three ways: by written notice to the Secretary of the Company; by submission of another proxy bearing a later date; or by voting in person at the Annual Meeting. Revocation by notice to the Secretary of the Company or by submission of a later proxy will not affect a vote on any matter which is taken prior to the receipt of the notice or later proxy by the Company. The mere presence at the Annual Meeting of the stockholder appointing the proxy will not revoke the appointment. If not revoked, the proxy will be voted at the Annual Meeting in accordance with the instructions indicated on the proxy by the stockholder or, if no instructions are indicated, will be voted FOR the slate of directors described herein, FOR ratification of the appointment of Coopers & Lybrand L.L.P. as the Company's independent certified public accountants, and FOR the adoption of the amendments to the Company's Annual Incentive Compensation Plan, described herein. These proxy materials are being mailed on or about December 28, 1994 to stockholders of record of the Company's $0.10 par value Common Stock on December 21, 1994.

  This solicitation is being made by the Company. All expenses of the Company in connection with this solicitation will be borne by the Company. In addition to solicitation by mail, proxies may also be solicited personally, by telephone, telex, fax or telegraph, by officers, directors and other employees of the Company without additional compensation. The Company will also use a service agent to request brokerage houses, custodians, nominees and fiduciaries to forward proxy material to the beneficial owners of the shares held of record by such persons and will reimburse such persons, the Company's transfer agent, and the service agent for their reasonable out-of-pocket expenses in forwarding such materials. The Company's transfer agent and the service agent are paid for their services pursuant to a standard fee schedule.

  The Company's Annual Report for its fiscal year ended September 30, 1994, including financial statements, has been sent or is being sent together with this Proxy Statement to all stockholders of record as of the record date for the Annual Meeting. Such financial statements and the Annual Report do not form any part of this proxy soliciting material.

                           VOTING SECURITIES

  Stockholders of record at the close of business on December 21, 1994 (the "Record Date"), are entitled to notice of, and to vote at, the Annual Meeting and at any adjournments or postponements thereof. Each holder of shares of the Company's $0.10 par value Common Stock, (the "Common Stock"), is entitled to one (1) vote for each share of such Common Stock held on the Record Date.

  On November 28, 1994, 81,583,208 shares of Common Stock were outstanding. The presence in person or by proxy at the Annual Meeting of the holders of a majority of such shares shall constitute a quorum.

  Assuming the presence of a quorum at the Annual Meeting, the affirmative vote of a plurality of the votes cast by holders of shares of Common Stock is required for the election of directors. The affirmative vote of a majority of the shares of Common Stock represented at the meeting and entitled to vote on each matter is required for the approval of the ratification of the appointment of Coopers & Lybrand L.L.P. and the approval of the Amendments to the Company's Annual Incentive Compensation Plan. An abstention with respect to any proposal will be counted as present for purposes of determining the existence of a quorum and will have the practical effect of a negative vote as to that proposal. The New York Stock Exchange (the "NYSE") determines whether brokers that do not receive instructions would be entitled to vote on the proposals contained in this Proxy Statement. In the event of a broker non-vote with respect to any issue coming before the meeting, such shares will be counted as present for the purpose of determining the existence of a quorum, but will not be deemed as present and entitled to vote as to that issue for the purpose of determining the total number or shares of which a majority is required for adoption.

  The following persons are known by the Company as of November 28, 1994 to be beneficial owners of more than five percent (5%) of its total outstanding Common Stock.

  Name and Address of     Amount and Nature of        Percent of
  Beneficial Owner (*)    Beneficial Ownership   Voting Securities(5)

Charles B. Johnson       16,190,602(1)           19.8
Rupert H. Johnson, Jr.   12,815,701(2)           15.7
R. Martin Wiskemann      07,956,426(3)            9.8
Hellman-Friedman Group   04,721,435(4)            5.5

  (*) The address of Messrs. Johnson, Johnson and Wiskemann is: c/o Franklin Resources, Inc., 777 Mariners Island Blvd., San Mateo, CA 94404. The address of the Hellman-Friedman Group is One Maritime Plaza, 12th Fl., San Francisco, CA 94111.

  (1) Includes 14,503,166 shares held directly and 1,506,225 shares held in an IRA account for which Mr. C. B. Johnson holds sole voting and investment power. Also includes 181,211 shares of which Mr. Johnson disclaims beneficial ownership, held by a private foundation of which Mr. Johnson is a trustee.

  (2) Includes 12,011,996 shares held directly and 768,415 shares held in an IRA account for which Mr. R. H. Johnson, Jr. holds sole voting and investment power. Also includes 30,000 shares of which Mr. Johnson disclaims beneficial ownership, held by a private foundation of which Mr. Johnson is a trustee and 1,124 shares held by a member of Mr. Johnson's immediate family, of which Mr. Johnson disclaims beneficial ownership. Also includes 4,166 shares of restricted stock granted on December 8, 1993 pursuant to the Company's Universal Stock Plan. Does not include 9,191 restricted shares to be issued pursuant to incentive compensation arrangements for Mr. Johnson described in the Summary Compensation Table elsewhere herein. Upon issuance, Mr. Johnson is entitled to receive dividends and vote such 9,191 restricted shares, however, such shares are still subject to vesting requirements.

  (3) Includes 7,487,866 shares held directly and 468,560 shares held in an IRA account for which Mr. Wiskemann holds sole voting and investment power.

  (4) Represents shares which may be acquired within sixty (60) days through the exercise of an option held by a group ("Hellman-Friedman Group") consisting of Hellman & Friedman Capital Partners II, L.P.; Hellman & Friedman Investors L.P.; Hellman & Friedman Investors, Inc.; H & F Orchard Partners, L.P.; H & F Orchard Investors, L.P.; H & F
Orchard Investors, Inc.; H & F International Partners, L.P.; H & F International Investors L.P.; H & F International Investors, Inc.; F. Warren Hellman; Tully M. Friedman; Magellan Pte. Ltd. and Government of Singapore Investment Corporation. Percentages assume the exercise of options for 4,721,435 shares and a concomitant increase of outstanding shares to 86,304,643 for calculation of the Hellman-Friedman Group percentage only. Mr. F. Warren Hellman disclaims beneficial ownership of such shares.

  (5) Except with respect to Hellman-Friedman Group's percentage ownership as described in footnote 4 above, percentages are calculated based upon 81,583,208 shares issued and outstanding on November 28, 1994 and do not include any restricted shares to be issued under incentive compensation arrangements described in the Summary Compensation Table and under the caption "Amendment of Annual Incentive Compensation Plan" elsewhere herein and not yet issued as of November 28, 1994.

                   SECURITY OWNERSHIP OF MANAGEMENT

  The following information with respect to the outstanding shares of Common Stock beneficially owned by each director, each executive officer named in the Summary Compensation Table, each nominee for director and all directors, nominees and executive officers as a group, is furnished as of November 28, 1994:

                                  Amount and            Nature of
                                  Beneficial           Percent of
           Name                  Ownership(*)           Class(*)

Harmon E. Burns              1,344,196(1)                 1.6
Martin L. Flanagan             226,261(2)                  - (8)
Judson R. Grosvenor          1,206,512                    1.5
F. Warren Hellman            3,147,623(3)                 3.7(3)
Charles B. Johnson          16,190,602(4)                19.8
Charles E. Johnson             195,570(5)                  - (8)
Rupert H. Johnson, Jr.      12,815,701(6)                15.7
Harry O. Kline                       0                     - (7)
Peter M. Sacerdote                   0                     - (8)
Louis E. Woodworth             679,976(7)                  - (8)
Directors and Officers  as  36,248,402(3)                42.8(3)
a Group of 18 Persons

  (*) Represents ownership as of November 28, 1994. Does not include 81,055 restricted, but not yet issued, shares granted as of September 30, 1994 to the executive officers pursuant to the Company's Annual Incentive Compensation Plan. Upon issuance, all restricted stockholders have the right to vote and receive dividends on all restricted shares. Does not include beneficial ownership of 7,956,426 shares by R. Martin Wiskemann, a principal shareholder of the Company and an officer of certain subsidiaries of the Company.

  (1) Includes 995,834 shares held directly and 319,282 shares held in an IRA account for which Mr. Burns holds sole voting and investment power. Also includes 24,914 shares of which Mr. Burns disclaims beneficial ownership, held by a private foundation of which Mr. Burns is a trustee. Also includes 4,166 shares of restricted stock granted on December 8, 1993 pursuant to the Company's Universal Stock Plan. Does not include 9,191 restricted, but not yet issued, shares granted as of September 30, 1994 pursuant to the Company's Annual Incentive Compensation Plan described elsewhere herein in the Summary Compensation Table and under the caption "Amendment of Annual Incentive Compensation Plan".

  (2) Includes 98,107 shares held directly for which Mr. Flanagan holds sole voting and investment power and 122,195 restricted shares granted in connection with an acquisition by the Company of the assets of Templeton, Galbraith & Hansberger Ltd. (hereinafter referred to as "Templeton" and the "Acquisition"). Also includes 5,959 shares of restricted stock granted on December 8, 1993 pursuant to the Company's Universal Stock Plan. Does not include 16,296 restricted, but not yet issued, shares granted as of September 30, 1994 pursuant to the Company's Annual Incentive Compensation Plan described elsewhere herein in the Summary Compensation Table and under the caption "Amendment of Annual Incentive Compensation Plan".

  (3) Represents shares which may be acquired within sixty (60) days through the exercise of an option held by a group ("Hellman-Friedman Group") consisting of Hellman & Friedman Capital Partners II, L.P.;
Hellman & Friedman Investors, L.P.; Hellman & Friedman Investors, Inc.; H & F Orchard Partners, L.P.; H & F Orchard Investors, L.P.; H & F Orchard Investors, Inc.; H & F International Partners, L.P.; H & F International Investors, L.P.; H & F International Investors, Inc.; F. Warren Hellman; and Tully M. Friedman. Does not include assumed exercise for options for 1,573,812 shares held by Magellan Pte. Ltd. and Government of Singapore Investment Corporation. For purposes of Mr. Hellman's beneficial ownership and that of officers and directors as a group, percentages assume exercise of option for 3,147,623 shares and concomitant increase of outstanding shares to 84,730,831. Mr. Hellman disclaims beneficial ownership of such shares.

  (4) Includes 14,503,166 shares held directly and 1,506,225 shares held in an IRA account for which Mr. C. B. Johnson holds sole voting and investment power. Also includes 181,211 shares of which Mr. Johnson disclaims beneficial ownership, held by a private foundation of which Mr. Johnson is a trustee.

  (5) Includes 187,976 shares held directly for which Mr. C. E. Johnson holds sole voting and investment power. Also includes 7,594 shares of restricted stock granted on December 8, 1993 pursuant to the Company's Universal Stock Plan. Does not include 11,407 restricted, but not yet issued, shares granted as of September 30, 1994 pursuant to the Company's Annual Incentive Compensation Plan described elsewhere herein in the Summary Compensation Table and under the caption "Amendment of Annual Incentive Compensation Plan".

  (6) Includes 12,011,996 shares held directly and 768,415 shares held in an IRA account for which Mr. R. H. Johnson, Jr. holds sole voting and investment power. Also includes 30,000 shares of which Mr. Johnson disclaims beneficial ownership, held by a private foundation of which Mr. Johnson is a trustee and 1,124 shares held by a member of Mr. Johnson's immediate family, of which Mr. Johnson disclaims beneficial ownership. Also includes 4,166 shares of restricted stock granted on December 8, 1993 pursuant to the Company's Universal Stock Plan. Does not include 9,191 restricted, but not yet issued, shares granted as of September 30, 1994 pursuant to the Company's Annual Incentive Compensation Plan described elsewhere herein in the Summary Compensation Table and under the caption "Amendment of Annual Incentive Compensation Plan".

  (7) Includes 318,320 shares held directly and 361,656 shares held in an IRA account for which Mr. Woodworth holds sole voting and investment power.

  (8) Represents less than 1% of class.

                   PROPOSAL 1: ELECTION OF DIRECTORS

  The following nine (9) persons have been nominated for election as directors of the Company to serve until the next Annual Meeting of Stockholders or until their successors are elected and shall qualify. Unless authority to do so is withheld, the persons named as proxies intend to vote in favor of the election of said nominees. The Voting requirements for approval of this proposal are more particularly described in the Caption "Voting Securities" elsewhere herein.

Director Name           Age   Principal Occupation During Last   Since
                                         Five Years

Charles B. Johnson      61   President, Chief Executive Officer  1969
                             and Director of the Company;
                             Chairman and Director, Franklin
                             Advisers, Inc. and
                             Franklin/Templeton Distributors,
                             Inc.; Director, Templeton
                             Worldwide, Inc., Franklin Bank,
                             and Franklin/Templeton Investor
                             Services, Inc.; Director, General
                             Host Corporation; and officer,
                             director, trustee or managing
                             general partner, as the case may
                             be, of most other principal
                             domestic subsidiaries of the
                             Company and of 32 of the
                             investment companies in the
                             Franklin Group of Funds and 6 of
                             the investment companies in the
                             Templeton Family of Funds.

Rupert H. Johnson, Jr.  54   Executive Vice President and        1969
                             Director of the Company; Director
                             and President, Franklin Advisers,
                             Inc.; Director and Executive Vice
                             President, Franklin/Templeton
                             Distributors, Inc.; Director,
                             Franklin/Templeton Investor
                             Services, Inc., Templeton
                             Worldwide, Inc., and Franklin
                             Bank; Director, Digidesign, Inc.;
                             and officer, director, trustee or
                             managing general partner, as the
                             case may be, of most other
                             principal domestic subsidiaries of
                             the Company and 32 of the
                             investment companies in the
                             Franklin Group of Funds and 6 of
                             the investment companies in the
                             Templeton Family of Funds.

Judson R. Grosvenor,    73   Formerly a partner in a member      1971
LHD                          firm of the NYSE and an allied
                             member of the NYSE. Over 30 years
                             experience in the investment
                             industry. Also engaged in the
                             hotel industry as a developer,
                             builder, and operator.

Louis E. Woodworth      61   Private investor. President,        1981
                             Alpine Corp.

Harry O. Kline          67   Prior to 1988, a wholesaler and     1990
                             Regional Sales Manager of
                             Franklin/Templeton Distributors,
                             Inc. Over 40 years experience in
                             the investment industry.

Harmon E. Burns         49   Executive Vice President, Director  1991
                             and Secretary of the Company;
                             Executive Vice President, Franklin
                             Advisers, Inc. and
                             Franklin/Templeton Distributors,
                             Inc.; Director, Templeton
                             Worldwide, Inc.,
                             Franklin/Templeton Investor
                             Services, Inc., and Franklin Bank;
                             and officer, director, trustee or
                             managing general partner, as the
                             case may be, of most other
                             principal domestic subsidiaries of
                             the Company and 12 of the
                             investment companies in the
                             Franklin Group of Funds and 5 of
                             the investment companies in the
                             Templeton Family of Funds.

F. Warren Hellman       60   Partner, Hellman & Friedman         1992
                             (investment banking); Director and
                             General Partner, Matrix Partners;
                             Director, American President
                             Companies, Ltd.; Consilium, Inc.;
                             Levi Strauss Associates, Inc.;
                             Williams-Sonoma, Inc.; and Great
                             American Management & Investment,
                             Inc.

Director Name           Age  Principal Occupation During Last    Since
                             Five Years

Peter M. Sacerdote      57   Limited Partner and Chairman of     1993
                             the Investment Committee of the
                             Goldman Sachs Group, L.P.
                             (investment banking and G.S.
                             Capital Partner, L.P. (merchant
                             banking fund). Formerly, General
                             Partner of Goldman Sachs Group,
                             L.P. Director, Weis Markets, Inc.;
                             and Qualcomm, Inc.

Charles E. Johnson      37   Senior Vice President of the        1993
                             Company; Director since December
                             1993; President and Director,
                             Templeton Worldwide, Inc.;
                             President, Franklin Institutional
                             Services Corporation; Senior Vice
                             President, Franklin/Templeton
                             Distributors Inc.; Chairman,
                             Franklin Agency, Inc.; Vice
                             President, Franklin Advisers,
                             Inc.; officer and/or director of
                             other subsidiaries of the Company
                             and officer, director or trustee
                             of 8 of the investment companies
                             in the Franklin Group of Funds and
                             6 of the investment companies in
                             the Templeton Family of Funds;
                             employed in various capacities by
                             the Company or its subsidiaries
                             since 1985.

  Mr. Hellman is a principal in Hellman & Friedman, which is a part of a group which purchased from the Company in connection with the Acquisition, $150,000,000 of 6.25% subordinated debentures of Templeton Worldwide, Inc., a wholly-owned subsidiary of the Company, with options attached to purchase 4,721,435 shares of Common Stock at $31.77 per share, subject to adjustments. In connection with that transaction, Hellman & Friedman Capital Partners II, L.P., one of the members of that investors group, received the right to nominate Mr.
Hellman for election as a member of the Board of Directors, and the Company has agreed, to the extent permitted by law, to use its best efforts to cause Mr. Hellman to become nominated and to vote all shares for which the Company's management holds proxies or is otherwise entitled to vote in favor of the election of Mr. Hellman.

  Charles  B.  Johnson and Rupert H. Johnson, Jr. are brothers.  Peter
M. Sacerdote is a brother-in-law of Charles B. Johnson and Rupert H. Johnson. Charles E. Johnson is the son of Charles B. Johnson and the nephew of Rupert H. Johnson, Jr. and Peter Sacerdote.

  During the fiscal year ended September 30, 1994, directors who are not officers of the Company received a standard fee of $6,000 per each quarter, plus $2,000 per meeting attended. No additional fees are paid to directors who serve on committees of the Board. Directors of the Company, who are retired from other employment and not otherwise eligible for group health coverage under the group health plan of the Company or any or any other corporation by whom they are or were employed, are entitled to receive reimbursement by the Company of the cost of health insurance coverage comparable to that provided to employees of the Company. During the fiscal year ended September 30, 1994, Louis E. Woodworth was reimbursed $1,360 for such expenses.

  The Company has established a policy permitting the deferral of payment of directors' fees and treatment of such deferral amounts as hypothetical investments in the Common Stock of the Company on the dates such fees would otherwise be payable to a director. Such deferral can be terminated by either the Company or a director upon ninety (90) days notice. Upon termination of such deferral, the Company is obligated to pay a director an amount equal to such hypothetical investment in the Company's Common Stock, including reinvestment of dividends, based upon the closing price on the NYSE on the date of such termination. During the fiscal year, Louis E. Woodworth elected to defer directors' fees.

  The Board has also adopted a policy whereby upon reaching the age of 75, directors who are not also officers or employees of the Company will retire and will become eligible to serve as a Director Emeritus, without voting authority. Each Director Emeritus will receive such compensation from the Company as is established by the Board and will be available to provide such services to the Board as may be mutually determined. In accordance with the policy and in recognition of his services, Mr. Samuel Morse, a director of the Company from its inception until 1990, currently serves as a Director Emeritus and receives compensation equal to the compensation paid to a director who attends each meeting of the Board.

Board and Committee Meetings

  The Board of Directors held five (5) meetings (exclusive of committee meetings) during the preceding fiscal year. Each director, except F. Warren Hellman, attended at least seventy-five percent (75%) of the Board meetings and each committee member, including F. Warren Hellman, attended 100% of the committee meetings held during such period. The Board has established an Audit Committee and a
Compensation   Committee.  The  Board  does  not  have  a   nominating
committee.

  The  Audit  Committee  of  the Board of Directors  consists  of  Mr.
Woodworth (Chairman) and Messrs. Grosvenor and Kline. Each of the foregoing is a director who is not employed by the Company. The Audit Committee is responsible for reviewing and helping to ensure the integrity of the Company's financial statements. The Audit Committee reviews the Company's financial statements and internal accounting controls. The Committee meets with the Company's independent accountants and reviews the scope of their audit and their report and recommendations. The Audit Committee also recommends to the Board the selection of the Company's independent accountants. The Committee met one time during the fiscal year and all members attended.

  The Compensation Committee of the Board of Directors consists of Mr. Hellman (Chairman) and Messrs. Sacerdote and Woodworth. The
Compensation Committee was established to review and set the compensation of the Chief Executive Officer, to determine the general policies and guidelines pursuant to which the compensation of the other executive officers is made and to perform other duties as assigned from time to time by the Board. The Compensation Committee also administers the Company's Annual Incentive Compensation Plan and its Universal Stock Plan. The Compensation Committee met four (4) times during the last completed fiscal year and all members of the Committee were present for all meetings.

                        EXECUTIVE COMPENSATION

                     COMPENSATION COMMITTEE REPORT

  The Company's compensation program for executive officers (including the Chief Executive Officer) consists primarily of salary and annual incentive bonuses based upon individual and Company performance. A significant portion of the bonuses is paid in the form of shares of restricted stock which are vested over a several year period. For fiscal 1994, such shares were granted in equal installments over a three (3) year vesting period.

  Executive officers also participate in either a profit sharing, or a combined profit sharing and 401(k) plan, and are entitled to receive medical, life and disability insurance coverage and other corporate benefits generally available to most employees of the Company. Contributions to the Company's profit sharing plan are determined by the Board, which takes into consideration the profitability of the Company.

  In January 1994, the salary of the Chief Executive Officer, Mr. Charles B. Johnson, was increased by fifteen percent (15%). The increase was a combination of a cost of living adjustment and an adjustment relating to overall Company salary levels. The Committee has determined that Mr. C. B. Johnson will continue to participate in the Company's Annual Incentive Plan. Bonuses paid to Mr. C. B. Johnson under this Plan depend upon both Company performance and Mr. C. B. Johnson's performance as determined annually by the Committee.

  The  salaries  of  the  two  executive vice  presidents,  Rupert  H.
Johnson, Jr., and Harmon E. Burns were determined by the Chief Executive Officer in consultation with such individuals. Such salaries were increased twenty percent (20%) in January 1994 and principally reflect a combination of a cost of living adjustment and an adjustment relating to overall Company salary levels. Such officers are also participants in the Company's Annual Incentive Compensation Plan, pursuant to which a substantial portion of their annual compensation will be dependent upon the Company's performance. The compensation of Mr. Flanagan was primarily determined in accordance with his employment contract, which provided for salary, an incentive bonus plan and participation in corporate benefit plans. A substantial portion of Mr. Flanagan's incentive bonus was in the form of an award of restricted stock vesting over a three year period under the Company's Annual Incentive Plan.

  Bonus payments to executive officers are determined by the Committee under the Annual Incentive Compensation Plan. As a general matter, the size of the pool available for such bonus payments is a percentage of pre-tax operating income of the Company, which consists of net operating income, exclusive of passive income and calculated before interest, taxes, and extraordinary items and after accrual of awards under the Plan. In determining the percentage, the Committee considers a variety of factors including the performance of the
Company's stock as compared to the indices set forth in the performance graph included in this proxy statement; the increase in book value of the Company's common stock; the more than 180% increase of the Company's net income from the fiscal year ending September 30, 1990 to the fiscal year ending September 30, 1994; the approximate 475% increase in the market capitalization of the Company from fiscal 1990 to fiscal 1994; and the general stability of the Company's profit margin from fiscal 1990 to fiscal 1994. The Committee considered a number of factors, but no specific weighting was given to any particular factor in determining the percentage for the pool. The Committee also considered the changes in the Company's financial and business structure as a result of the Acquisition and the success of the integration of the Franklin and Templeton operations while maintaining the unique nature of the Templeton investment process.

  In its review of compensation, and, in particular, in determining target awards and the amount and form of actual awards under the Plan for the Chief Executive Officer and the other executive officers not previously affiliated with Templeton, the Committee considered amounts paid to executive officers in prior years as salary, bonus and other compensation, the Company's overall performance during the prior five
(5) year period, and its future objectives and challenges. In respect of Mr. C. B. Johnson, the Committee also took into account the level of his stock ownership. Although the Committee considered a number of different individual and Company performance factors, no specific weighting was given to any such factor.

  The Committee believes that the opportunity to earn awards under the Annual Incentive Compensation Plan motivates executive officers to achieve results. Moreover, the ability to pay incentive compensation in the form of stock of the Company or stock rights better aligns the interests of the management of the Company with those of its shareholders and further encourages them to focus on the long range growth and development of the Company.

  Section 162(m) of the Internal Revenue Code, which limits the deductibility by the Company of certain executive compensation for federal income tax purposes, will apply for the first time to the Company in the fiscal year ending September 30, 1995. The Committee is currently examining the Company's executive compensation program in view of Section 162(m) and the regulations thereunder proposed by the Internal Revenue Service in 1993 and 1994. No policy determination regarding this matter has yet been made.

                                 Respectfully Submitted:

                                 Compensation Committee
                                 F. Warren Hellman, Chairman
                                 Peter M. Sacerdote
                                 Louis E. Woodworth


Compensation Committee Interlocks and Insider Participation

  During the fiscal year ended September 30, 1994, Goldman Sachs & Co., the parent company of which Mr. Sacerdote is a limited partner, served as an agent for the sale of notes under the Company's medium-term note program and received payments in connection with the sale of such notes. Amounts paid to such investment banking firm did not exceed 5% of such firm's consolidated gross revenues for such firm's last full completed fiscal year.

Employment Contracts

  Mr. Charles B. Johnson has an employment contract with the Company pursuant to which the Company is obligated, in the event of Mr. Johnson's death or permanent disability, to pay one year's salary. Under the contract, Mr. Johnson is employed as the President and Chief Executive Officer at a salary determined from time to time by the Board of Directors, which has assigned the review of Mr. Johnson's compensation arrangements to the Compensation Committee.

  Mr. Flanagan is party to a three (3) year employment contract ending on October 31, 1995, which provides for the payment to him of annual compensation of at least $450,000. Pursuant to such contract, Mr. Flanagan was also paid $2,992,000 in bonus payments ($192,000 of which was paid after the close of the fiscal year) and received 100,000 shares of Franklin restricted stock valued at $26.08 per share as of the date of such grant, which vested on October 30, 1994. The Company purchased 25,000 of such shares from Mr. Flanagan on October 31, 1994 at $40.875 per share, the closing price of such shares on the NYSE on October 31, 1994.

               COMPENSATION TABLES AND OTHER INFORMATION

                      SUMMARY COMPENSATION TABLE

                                                           Long-Term
                   Annual Compensation                     Compensation

                                                           Restricted    All Other
Name and Principal       Year  Salary        Bonus         Stock         Compensation
Position                                                   Awards(11)
Charles B. Johnson       1994  $483,268      $259,842                    $ 20,760(1)
 President, CEO          1993  $425,572      $216,535                    $ 21,006(1)
                         1992  $395,571      $161,228                    $ 19,519(1)
Rupert H. Johnson, Jr.,  1994  $431,500      $225,600      $  338,394(2) $ 30,000(1)
 Executive Vice          1993  $368,500      $188,000      $  187,991(3) $ 27,435(1)
President
                         1992  $338,500      $138,400                    $ 19,519(1)
Harmon E. Burns,         1994  $431,500      $225,600      $  338,394(2) $ 20,760(1)
                         1992  $338,500      $138,400                    $ 19,519(1)

Martin L. Flanagan,      1994  $650,000      $400,000      $  599,986(2) $122,753(10)

 Senior Vice President   1993  $442,500      $5,171,280(5) $6,651,302(6) $844,760(7)
 Chief Financial
Officer(4)
Charles E. Johnson,      1994  $351,164      $280,000      $  419,983(2) $ 98,209(1),(9)
 Senior Vice President   1993  $248,201      $290,731(9)   $  342,679(8) $ 21,006(1)
                         1992  $221,003      $309,920(9)                 $ 19,519(1)



  1. Represents Company contributions to the Company's combined Profit Sharing/401(k) defined contribution plan for Messrs. C. B. Johnson, R. H. Johnson, Jr., and H. E. Burns. For Mr. C. E. Johnson, represents contributions to such plan for a portion of the fiscal year and a contribution to a profit sharing plan of a subsidiary for the remainder of such year.

  2. Represents shares of to-be-issued restricted stock vesting in approximately equal installments on each of October 1, 1995, October 1, 1996, and October 1, 1997, granted by the Compensation Committee of the Board of Directors of the Company as of September 30, 1994 to the following persons: Mr. R. H. Johnson, Jr., 9,191; Mr. H. Burns, 9,191; Mr. M. Flanagan, 16,296; and Mr. C. E. Johnson, 11,407. Such shares were granted at a grant price of $36.8180, representing the average of the closing price on the NYSE on September 30, 1994 and the five (5) trading days before and after such date.

  3. Represents 4,166 shares of restricted stock vesting in approximately equal installments on each of October 1, 1995, October 1, 1996, and October 1, 1997, granted on December 8, 1993 at a grant price of $45.125 per share, which was equal to the closing price of the Company's Common Stock on the NYSE on December 7, 1993.

  4. Includes compensation for Mr. Flanagan only since commencement of employment on November 1, 1992. Mr. Flanagan served as an officer and director of various subsidiary companies of the Company until his election as Senior Vice President of the Company on March 15, 1993.

  5. Includes $2,000,000 paid to Mr. Flanagan under an employment contract entered into in connection with the Acquisition, pursuant to which Mr. Flanagan was obligated to repay such monies to the Company on a pro-rata basis if he ceased to be employed by the Company or a subsidiary of the Company prior to October 30, 1993. Also includes an additional $2,800,000 paid pursuant to such employment contract, which Mr. Flanagan was obligated to repay to the Company if he was not still employed by the Company, or a subsidiary of the Company on October 30, 1994, $179,280 in a fiscal 1993 bonus payment, and an additional $192,000 paid under such employment contract in November 1994.

  6. Includes 144,724 shares of the Company's Common Stock issued to Mr. Flanagan in a transaction in which restricted shares of Templeton were converted into restricted shares of the Company's Common Stock at a value of $26.08 per share, which represented an agreed upon price which was equal to the fair market value of the Company's Common Stock at the time of such agreement. Original vesting dates for such shares were retained resulting in vesting of some of such shares within three
(3) years of the new issue date but five (5) years from the original grant date. At September 30, 1994, 22,529 of such shares had vested and 122,195 of such shares had not vested. The unvested shares had a then aggregate market value based upon a closing price on the NYSE of the Company's Common Stock of $37.375 per share (assuming no restrictions) of $4,567,038. The vesting schedule for the remaining shares is as follows for the year ending September 30, 1995, 62,148 shares; the year ending September 30, 1996, 41,638; the year ending September 30, 1997, 18,409 shares. Also includes 5,959 shares of restricted stock vesting in installments of 1987, 1986, and 1986 shares respectively on each of October 1, 1995, October 1, 1996 and October 1, 1997 granted on December 8, 1993, at a price of $45.125 per share, which was equal to the closing price of the Company's stock on the NYSE on December 7, 1993. Also includes 100,000 restricted shares issued in connection with an employment contract entered into with Mr. Flanagan, also valued at $26.08 per share. All of such employment contract shares have vested as more particularly described under the caption "Employment Contracts" elsewhere herein.

  7. Represents the sum of the following: (i) forgiveness in March 1993 of a $100,000 loan made by Templeton, prior to the Acquisition;
(ii) $500,000 in deferred cash compensation payable on January 1, 1997 based upon continued employment through that date and subject to increase or decrease based upon the investment performance of Templeton Growth Fund from January 1, 1992 to January 1, 1997; (iii) a $30,000 Company contribution by a subsidiary of the Company to a defined contribution plan in which Mr. Flanagan is a participant; and
(iv) $214,760 paid to Mr. Flanagan to cash out certain options held by Mr. Flanagan on Templeton shares.

  8. Represents 7,594 shares of restricted stock vesting in approximately equal installments on each of October 1, 1995, October 1, 1996, and October 1, 1997, granted on December 8, 1993 at a grant price of $45.125 per share, which was equal to the closing price of the Company's Common Stock on the NYSE on December 7, 1993.

  9. Bonuses include commissions of $215,592 for 1992 and $164,567 for 1993. Other compensation for fiscal 1994 includes forgiveness of indebtedness of $68,209 more particularly described under the caption "Certain Relationships and Related Transactions" elsewhere herein.

  10.  Includes forgiveness during the fiscal year of a  loan  to  Mr.
Flanagan in the amount of $100,000 and a $22,753 contribution to the Company's combined Profit Sharing/401(k) defined contribution plan.

  11. Upon issuance, dividends are paid on restricted shares and holders are entitled to vote such shares in the same manner as other shares of the Company's Common Stock. The price of the Company's Common Stock on September 30, 1994 on the NYSE, the last day of its most recently completed fiscal year, was $37.375. The value of the restricted stock holdings of the persons listed in the Summary Compensation Table based upon such price on September 30, 1994 was as follows: Charles B. Johnson, $0; Rupert H. Johnson, Jr., $499,218; Harmon E. Burns, $499,218; Martin L. Flanagan, $5,398,819; and Charles
E. Johnson, $710,162.

                           PERFORMANCE GRAPH

  The following performance graph compares the performance of an investment in the Company's Common Stock for the last five (5) fiscal years to that of the Standard & Poor's 500 Composite Stock Price Index and to the Standard and Poor's MidCap 400 Index. The graph assumes that the value of the investment in the Company's Common Stock, and each index was $100 on September 30, 1989 and that all dividends were reinvested. Many companies with principal lines of business that might be deemed to be in competition with the Company are not publicly traded. Although there are some publicly traded companies that have lines of business comparable to the Company, such lines of business are not generally the principal line of business for such companies and, therefore, a comparison of stock performance or a construction of a peer group index is not appropriate. Therefore, the Company has chosen the Standard and Poor's MidCap 400, an index of which it is part, as an index of issuers with similar market capitalization for comparative purposes.

            Comparison of Five Year Cumulative Total Return

         [PERFORMANCE GRAPH FILED IN PAPER FORM UNDER FORM SE]

            CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

  Prior to the Acquisition, Templeton loaned Mr. Flanagan monies secured by a mortgage on Mr. Flanagan's residence in Nassau, Bahamas. Such loan is still outstanding to a successor company and bears interest at the rate of 5.98%. The largest aggregate amount outstanding during the fiscal year was $531,576.

  Prior to the fiscal year ended September 30, 1994, in connection with Mr. Flanagan's move to the Company's executive offices in California, the Company advanced $744,298 to Martin and Jennifer Flanagan, his spouse, to repay a mortgage on residential real property in Ft. Lauderdale, Florida. Such advance was secured by an equitable lien on such real property and accrued interest at the rate of 3.69% per annum, the applicable Federal rate under Section 1274(d) of the Internal Revenue Code. Such loan and accrued interest was repaid in full on December 3, 1993 in connection with a sale of such real property.

  Pursuant to a policy followed by Templeton, loans were made from time to time by Templeton to certain executive officers which were forgiven if such officer was still employed by Templeton one year after the granting of such loan. A loan in the amount of $100,000 made to Mr. Flanagan after the Acquisition was forgiven by the successor company to Templeton in March 1994.

  The Company has generally followed a policy of making loans to employees for the purpose of exercising stock options. No such stock options were granted during the fiscal year and no loans were made to executive officers for purposes of exercising stock options during the fiscal year. During the fiscal year, a loan previously made to exercise such options was outstanding to Charles E. Johnson, a Senior Vice President and director of the Company. The largest aggregate amount outstanding during the fiscal year was $89,333, bearing interest at the rate of 8.19%. The remaining outstanding aggregate balance of such loan of $68,209, including accrued interest was forgiven during the fiscal year.

  During the fiscal year, loans were also outstanding to certain executive officers of the Company from Franklin Bank, a subsidiary of the Company. Such loans were made in the ordinary course of business and on substantially the same terms, including interest rates and collateral, as those prevailing at the time for comparable transactions and did not involve more than the normal risk of collectibility or present other unfavorable features. In addition, certain executive officers were holders of credit cards issued by Franklin Bank upon substantially the same terms as those prevailing at the time for comparable cards issued to other Franklin Bank customers.

          PROPOSAL 2: RATIFICATION OF APPOINTMENT OF AUDITORS

  The Board of Directors of the Company has appointed Coopers & Lybrand L.L.P. as independent certified accountants to audit the books and accounts of the Company for its current fiscal year ending September 30, 1995. Coopers & Lybrand L.L.P. has no direct or indirect financial interest in the Company. During the fiscal year ended September 30, 1994, the audit services provided by Coopers & Lybrand L.L.P. consisted of the rendering of opinions on the financial statements of the Company and its subsidiaries. They also provided certain non-audit services in connection with the consideration and execution of the Acquisition; they provided no other material non-audit services. The Board of Directors recommends ratification of their appointment. It is the intention of the persons named as proxy holders to vote for such ratification. The Voting requirements for approval of this proposal are more particularly described in the caption "Voting Securities" elsewhere herein. It is not expected that a representative of the accountants will be present at the Annual Meeting

      PROPOSAL 3: AMENDMENT OF ANNUAL INCENTIVE COMPENSATION PLAN

  The Board of Directors proposes that the stockholders approve the adoption of the Franklin Resources, Inc. Amended Annual Incentive Compensation Plan (the "Amended Incentive Plan"), in the form attached as Exhibit "A" to this Proxy Statement, which Amended Incentive Plan was approved by the Compensation Committee of the Board of Directors (the "Committee") and the Board, subject to approval by the stockholders at the Annual Meeting. The affirmative vote of the holders of a majority of the outstanding shares of Common Stock entitled to vote at the Meeting is required to approve the adoption of the Amended Incentive Plan. The Voting requirements for approval of this proposal are more particularly described in the Caption "Voting Securities" elsewhere herein.

  The Stockholders of the Company approved the Company's existing Annual Incentive Compensation Plan (the "Existing Plan") on January 19, 1994 at the Annual Meeting of Stockholders. The Company then implemented the Existing Plan for the fiscal year ended September 30, 1994 and awards were made to employees thereunder, including awards to certain persons described in the Summary Compensation Table elsewhere herein. The Committee and the Board of Directors of the Company believe that the general conceptual framework of the Existing Plan is workable and will serve as a viable employment incentive to achieve the highest levels of performance by the employees of the Company. However, it is the belief of the Board and the Committee that the Existing Plan should be amended to simplify its structure and to afford greater flexibility to the Committee in the administration of such Plan.

  The principal proposed changes to the Existing Plan are summarized below, but are qualified in their entirety by reference to the Amended Incentive Plan attached as Exhibit "A" and incorporated herein by this reference:

Annual Incentive Points

Existing:

  The Existing Plan provided that Covered Employees (as defined below) would be classified into two categories, principals and associates, by action of the Committee. A target incentive award pool was then to be established on an annual basis for bonus payments to Covered Employees and would be funded based upon the performance of the Company during the fiscal year. Such award pool was then to be further divided into a principals' pool and an associates' pool. The principals' pool would then be further divided into an "A" pool and a "B" pool. The Committee would then assign annual incentive points ("Points"). Such Points awarded at the beginning of a fiscal year would represent a pre-determined interest in the "A" pool at the time that bonus awards were made at the end of the Company's fiscal year. This had the effect of giving each principal who was awarded Points under such Plan a guaranteed bonus at year end if the Company met its pre-determined performance goals, independent of the job performance of such principal. Points were to be awarded on an annual basis, based upon the number of Covered Employees in the principals' pool and the performance of a particular employee during the prior fiscal year. Award payments to principals from the "B" pool and to associates under the Existing Plan would then be determined on a discretionary basis by the Committee, based upon the job performance of the Covered Employee during the fiscal year.

  The Board and Committee believe that the use of the Points system limits the flexibility of the Committee in structuring incentive compensation. Since Points were based upon the prior year's job performance, employees were in effect guaranteed a portion of their bonus based upon the Company's performance and their prior year job performance. The Board and the Committee are also concerned about the fairness issues arising from the assignment of Points at the beginning of the fiscal year and the subsequent hiring of an employee who would qualify as a principal in the middle of the fiscal year.

Proposed:

  Therefore, the Amended Incentive Plan set forth in Exhibit "A" eliminates the use of Points as well as the division of the principals' pool into an "A" and "B" category. Under the Amended Incentive Plan, awards will continue to be based upon Company performance, but such awards will be based more directly upon an employee's actual performance and contributions during a fiscal year. The Committee will also have the maximum opportunity to adjust individual awards at year end to actual demonstrated performance during such fiscal year.

Timing of Plan Participation and Notice to Participants

Existing:

  The Existing Plan required a determination of principals and associates at the beginning of the Plan year and did not specifically address the issue of eligible employees hired during a fiscal year. The Existing Plan was not specific, but the Point system was generally based upon the concept of notification to Covered Employees of awards at or near the beginning of a fiscal year.

Proposed:

  The Amended Incentive Plan provides that employees hired during the course of a fiscal year may be participants under the Plan as either principals or associates. Such Amended Incentive Plan further specifies that the Committee may notify Covered Employees of the amount of their target awards at any time during a fiscal year. The Amended Incentive Plan also specifies that the Committee shall determine awards for Covered Employees on leave of absence for any portion of a fiscal year.

Other Changes

Existing:

  The Existing Plan had certain duplicate language and also described performance ratings under the Plan relative to specific categories on the Company's performance appraisal rating form.

Proposed:

  The Amended Incentive Plan eliminates duplicate language and also ties performance rating evaluations under such Plan to the median level of performance of a Plan participant's peers and not to a particular rating category.

Continuing Provisions

  The Amended Incentive Plan will continue to be administered by the Committee, none of whom are officers or employees of the Company. Members of the Board of Directors, who are not employees of the Company, are not covered under the Amended Incentive Plan. If approved by Stockholders, the Amended Incentive Plan would be applicable for the fiscal year ending September 30, 1995.

  The Amended Incentive Plan will remain applicable only to exempt personnel of the Company and its subsidiaries, as that term is used in the Federal Fair Labor Standards Act or where state law is more restrictive, then the applicable state law ("Covered Employees"). Such standard will remain applicable to personnel of foreign subsidiaries for Amended Incentive Plan purposes as if such statutes were applicable to such companies. The general purpose of the Amended Incentive Plan remains to reward the contributions made to the Company by Covered Employees by providing them an opportunity to share in the Company's annual performance results with a view to attracting, retaining and motivating eligible employees to achieve the highest levels of performance results.

  The Amended Incentive Plan continues to provide for the establishment of an award pool (the "Award Pool") based upon changes in the Company's net operating income, exclusive of passive income and calculated before interest, taxes, and extraordinary items, such as special compensation payouts on account of mergers and after accrual of incentive awards under the Amended Incentive Plan defined under the Amended Incentive Plan as "PTOI," not to exceed 15% of PTOI. The Committee will determine on an annual basis the percentage of PTOI to be allocated to the Award Pool at varying levels of PTOI. The Committee will also determine if the Award Pool should be further segregated by subsidiary company or companies and the division of such Award Pool between principals and associates.

  No minimum or maximum awards are provided for under the Amended Incentive Plan and allocations do not carry over from fiscal year to fiscal year. Amounts not paid under the Amended Incentive Plan may be used for distribution as incentive compensation to employees who are not covered under such Amended Incentive Plan. The Amended Incentive Plan continues to provide for certain pro-rations to employees in the event of death or permanent or long term disability. Awards will continue to be made in the form of current or deferred cash payments as well as in restricted Common Stock or stock options or restricted shares of investment companies in the Franklin Templeton funds. At least twenty-five percent (25%) of any award under the Amended Incentive Plan will continue to be in cash. Restricted shares of Common Stock may be subject to vesting requirements based upon continued employment as established by the Committee.

  All non-cash awards will continue to be issued in accordance with the Company's Universal Stock Plan. It is still intended that the Amended Incentive Plan meet the requirements for disinterested administration under Rule 16 (b) promulgated under by the Securities and Exchange Commission under Section 16 (b) of the Securities Exchange Act of 1934. The Amended Incentive Plan could be further amended in the future without stockholder approval to increase the cost to the Company by increasing the percentage of PTOI awarded thereunder or to change the allocation of benefits thereunder. The Amended Incentive Plan does not presently limit such allocation but does limit awards under the Incentive Plan to 15% of PTOI.

Plan Benefits

  In addition to the fiscal year 1994 grants of restricted stock under the Existing Plan described in the Summary Compensation Table elsewhere herein, the Committee granted 34,970 shares of restricted stock to the other executive officers as a group of 8 persons, 1,725 shares to non executive officers as a group, and 333,214 shares to all other Covered Employees excluding officers. The Committee also authorized the issuance of certain stock options to certain employees of foreign subsidiaries of the Company on a comparable basis to the restricted stock issuance described above. All such restricted shares were granted at a grant price of $36.8180, representing the average of the closing price on the New York Stock Exchange on September 30, 1994 and the five (5) trading days before and after such date. The price of the Company's Common Stock on September 30, 1994, the last day of its most recently completed fiscal year, was $37.375.

                         SHAREHOLDER PROPOSALS

  Any shareholder intending to present any proposal for consideration at the Company's next Annual Meeting must, in addition to meeting other applicable requirements, mail such proposal to the Company so that it is received at the Company's executive offices no later than August 30, 1995.

                             OTHER MATTERS

  So far as the management of the Company is aware, only the aforementioned matters will be acted upon at the Annual Meeting of Stockholders. If any other matters properly come before the meeting, it is intended that the accompanying proxy may be voted on such matters in accordance with the views of management.

IF YOU CANNOT PERSONALLY ATTEND THE MEETING, PROMPT EXECUTION AND RETURN OF THE ENCLOSED PROXY IS REQUESTED. A SELF-ADDRESSED, POSTAGE-PAID ENVELOPE IS ENCLOSED FOR YOUR CONVENIENCE.








                               EXHIBIT A

                       FRANKLIN RESOURCES, INC.

              Amended Annual Incentive Compensation Plan

I. PURPOSE

  Franklin  Resources,  Inc. (the "Company")  hereby  establishes  the
Amended Annual Incentive Compensation Plan for Principals and Associates (as hereinafter defined) to reward the contributions to the Company made by Principals and Associates by providing them an opportunity to share in the organization's annual performance results. Through these incentives, the Company intends to attract, retain, and motivate eligible employees to achieve the highest levels of performance results in the financial services business.

II. DEFINITIONS

  When used in this plan document, the following words and phrases shall have the following meanings:

  2.1 Associates' Pool means the portion of the Award Pool allocated to Incentive Awards for Associates.

  2.2 Award Pool means the total dollars available for funding awards under the Plan. The Award Pool is comprised of the Associates' Pool and the Principals' Pool.

  2.3 Committee means the Compensation Committee of the Board of Directors of the Company as described in Section 9.1 below.

  2.4  Company means Franklin Resources, Inc. and its affiliates.

  2.5 Incentive Award means the actual current value of the award to a Participant regardless of the form of the award, determined at the end of the Plan Year.

  2.6 Participant means all Principals and Associates who have been determined by the Committee to be Participants, except employees who participate in commission-based incentive plans or who are non-exempt employees.

  2.7 Plan means the Amended Annual Incentive Compensation Plan for Principals and Associates as set forth in this document, as amended from time to time.

  2.8 Pre-Tax Operating Income ("PTOI") means the net operating income of Franklin Resources, Inc., exclusive of passive income and calculated before interest, taxes and extraordinary items (such as special compensation payouts on account of merger) and after accrual of Incentive Awards under the Plan.

  2.9 Plan Year means the 12-month period beginning on the first day of each fiscal year of the Company, currently October 1.

  2.10 Principals' Pool means the portion of the Award Pool allocated to Incentive Awards for Principals.

  2.11 Stock means Franklin Resources, Inc. common stock reserved for issuance under the Franklin Resources, Inc. Universal Stock Plan and includes shares issued subject to restrictions and stock options.

  2.12 Target Award means a potential bonus opportunity for a Participant budgeted at the beginning of the Plan Year.

III. PARTICIPATION

  3.1 All Principals and Associates employed by the Company at the beginning of the Plan Year are eligible to be Participants during that Plan Year. The Committee shall in its sole discretion determine annually which employees are Principals. All other eligible exempt staff are Associates. The Committee may, in its sole discretion, add exempt employees hired during a Plan Year as either Principals or Associates and may adjust Target Awards for such persons based upon such interim employment.

 3.2 A non-exempt employee who becomes exempt during a Plan Year shall be eligible for an Incentive Award from the Associates' Pool, in the Committee's sole discretion.

  3.3    A   Participant  who  changes  status  (e.g.,  Associate   to
Principal) shall continue in his former status for that Plan Year.

  3.4 A Participant's award will be based upon an evaluation of a Participant's overall performance, including the successful accomplishment of annual goals and objectives, as well as other performance factors. A Participant who receives a formal performance appraisal and whose overall evaluation is at less than the median level of performance relative to such Participant's peers still remains eligible for an Incentive Award, but the award may be reduced, even to zero. Participants on written warning may be eligible for an Incentive Award at the sole discretion of the Committee, but the Award may be reduced, even to zero.

IV. AWARD POOL FUNDING AND INDIVIDUAL AWARDS

  4.1 At or near the beginning of each Plan Year, the Committee shall

     (a) Determine the percentage, not to exceed Fifteen Percent (15%), if any, of PTOI that will be allocated to the Award Pool at various levels of Company performance measured by changes in PTOI from the prior year. The Committee may also determine if in its opinion prevailing circumstance dictates, that the Award Pool for particular identified groups of Principals and/or Associates shall be based upon the PTOI of particular identified subsidiary or subsidiaries of the Company. The determinations made by the Committee shall be subject to approval of the Board of Directors of the Company;

     (b) Determine the allocation of the Award Pool of the Company and any identified subsidiary or subsidiaries of the Company as described in (a) above, between the Associates' Pool(s) and the Principal's Pool(s);

  4.2 After consideration of recommendations made by management personnel, the Committee shall generally determine the amount of Target Awards for Participants under the Plan. The Committee may, in its sole discretion, advise Participants of particular Target Awards or ranges of Target Awards at any time during the Plan Year.

  4.3 The actual amounts allocated to the Award Pool(s) shall be determined after the end of each Plan Year, based upon actual Company performance and PTOI.

  4.4 Actual Incentive Awards are determined following the end of each Plan Year. Actual Incentive Awards will vary from the Target
Awards depending on the PTOI allocated to the Award Pool and a Participant's individual performance.

  4.5 The Principals' Pool will be allocated among any or all Principals on the basis of a Participant's individual performance and based upon the accomplishment of such Participant's goals and objectives for the Plan Year. No Principals are guaranteed a payout from the Principals' Pool.

  4.6 The Associates' Pool will be allocated among any or all Associates on the basis of the Participant's individual performance and based upon the accomplishment of such Participant's goals and objectives for the Plan Year. No Associates are guaranteed a payout from the Associates' Pool.

  4.7 To promote the highest levels of individual performance, there is no minimum or maximum which applies to individual Incentive Awards of any Participant. Amounts not allocated as awards do not carry over to the next Plan Year, and may be used for distribution as incentive compensation to employees who are not Participants in the Plan.

V. PAYMENT OF ANNUAL AWARDS

  5.1 Incentive Awards may, in the Committee's discretion, be paid in the following time and manner:

(a) Incentive Awards may be paid in cash or in a combination of cash and Stock and shares of investment companies in the Franklin Templeton funds, subject to restrictions and vesting determined by the Committee to be appropriate.

     (b) At least 25% of the Incentive Award will be paid in cash at such time after the end of the Plan Year as determined by the Committee. The balance (if any) of the cash portion of an Incentive Award shall be paid at such later time and in such manner as the Committee determines. Participants shall be notified in writing as to the date and time of payment of any such deferred portion of the Incentive Award.

     (c)   Any  immediately  vested  Stock  awarded  as  part  of   an
Incentive  Award  shall  be distributed (whether  or  not  subject  to restrictions) at such time after the end of the Plan Year as determined by the Committee. Stock subject to future vesting shall be issued (whether or not subject to restrictions) as soon as administratively practicable.

VI.  PAYMENT  IN  EVENT  OF DEATH, DISABILITY,  LEAVE  OF  ABSENCE  OR
RETIREMENT

  6.1  Death of Participant

  A Participant who dies is entitled to a pro-rated Incentive Award based on performance up to the last day worked. Payment shall be made in cash in a single payment as soon as practical following the end of the Plan Year in which death occurred. If the Participant dies following the end of a Plan Year but before Incentive Awards for that year have been paid, the Participant's full Incentive Award shall be paid in cash in a single payment when it would otherwise have been paid. Payment of Incentive Awards on account of death shall be paid to the person designated by the Participant as beneficiary under this Plan. If there is no such designation or the designated beneficiary fails to survive the Participant, payment shall be made to the Participant's spouse or if there is none, the Participant's estate.

  6.2  Disability

  A Participant who ceases to be an employee on account of permanent and total disability as a result of which the Participant shall be eligible for payments under Company long term disability insurance policies, shall be entitled to receive a pro-rated Incentive Award based on performance up to the last day worked. Payment shall be made in cash in a single installment as soon as practical following the end of the fiscal year in which employment terminated.

  6.3   Leave of Absence

  The Committee, in its sole discretion, shall determine Incentive Awards, if any, to be paid to Participants on leave of absence for any portion of the Plan Year.

  6.4  Retirement

  A Participant who retires during the Plan Year is eligible to receive a pro-rated Incentive Award based on performance to the date of retirement in cash in a single payment as soon as practical following the end of the fiscal year in which the Participant retires. A Participant has "retired" for purposes of this Plan if he terminates employment with the Company after reaching age 55 with at least 10 years of Company service.

VII. PAYMENT IN EVENT OF TERMINATION OF EMPLOYMENT

  7.1  Involuntary Termination of Employment

     (a) If a Participant's employment is terminated by the Company as a result of the Company's dissatisfaction with the job related activities of the Participant or conviction of the Participant of a felony, the Participant shall forfeit any rights to any unpaid Incentive Awards under the Plan.

     (b) If a Participant's employment is terminated for reasons other than those described in 7.1(a) above, the Participant is eligible to receive, in the sole discretion of the Committee, a pro-rated Incentive Award based upon performance during the Plan Year to the date of termination.

  7.2  Voluntary Termination of Employment

  If a Participant voluntarily resigns from employment at the Company, no Incentive Awards will be paid. The Participant shall forfeit the right to any Incentive Awards for the current performance year.

VIII. AMENDMENT OR TERMINATION

  8.1  Amendment.

  The Committee reserves the right in its discretion to amend this Plan at any time in whole or in part, provided, however, that no amendment shall result in the forfeiture of any Participant's Incentive Awards earned as of the end of the fiscal year immediately preceding the date the Committee adopts the amendment.

  8.2  Termination.

  The Committee may terminate the Plan at any time. Termination shall not result in the forfeiture of any Participant's Incentive Awards which have been determined but not yet paid.

IX. ADMINISTRATION

  9.1  Administration of the Plan.

  This   Plan  shall  be  adopted  by  the  shareholders  of  Franklin
Resources, Inc. and administered by the Compensation Committee of the Board of Directors of Franklin Resources, Inc.:

     (a) The Committee shall consist of not less than two (2) members, who, during the one-year period preceding appointment to the Committee, did not receive Awards under the Plan. Committee members shall not be eligible for Awards while serving on the Committee.

     (b) The Committee shall meet at such times and places and upon such notice as the chairperson determines. A majority of the Committee shall constitute a quorum. Any acts by the Committee may be taken at any meeting at which a quorum is present and shall be by majority vote of those members entitled to vote. Additionally, any acts reduced to writing or approved in writing by all the members of the Committee shall be valid acts of the Committee.

     (c) Among the administrative responsibilities of the Committee shall be the determination of Principals, Target Awards and Incentive Awards. This may be accomplished by adopting specific methods of determining the Awards which are then administered by other management personnel of the Company.

     (d)   The  Committee  shall  have  the  sole  authority,  in  its absolute discretion, to adopt, amend, and rescind such rules and regulations as, in its opinion, may be advisable in the administration of the Plan, to construe and interpret the Plan, the rules and regulations, and any instruments evidencing Incentive Awards and to make all other determinations deemed necessary or advisable for the administration of the Plan. All decisions, determinations, and interpretations of the Committee shall be binding on all Participants.

     (e) The Plan is intended to meet the requirements for disinterested administration under Rule 16-b promulgated by the Securities and Exchange Commission under Section 16(b) of the
Securities Exchange Act of 1934 and shall be administered and construed accordingly.

  9.2  Non-alienation of Benefits.

  No benefit under this Plan may be sold, assigned, transferred, conveyed, hypothecated, encumbered, anticipated, or otherwise disposed of, and any attempt to do so shall be void. No such benefit shall, prior to receipt thereof by a Participant, be in any manner subject to the debts, contracts, liabilities, engagements, or torts of such Participant.

  9.3  No Limitation of Rights.

  Nothing in this Plan shall be construed to limit in any way the Company's general personnel policies and procedures particularly with respect to the right of the Company to terminate a Participant's employment at any time for any reason whatsoever with or without cause; nor shall it be evidence of any agreement or understanding, express or implied, that the Company (a) will employ a Participant in any particular position, (b) will ensure participation in any incentive programs, or (c) will grant any awards for such programs.

  9.4  Applicable Law.

  This Plan shall be construed and its provisions enforced and administered in accordance with the laws of the State of California.

  9.5  Mandatory Arbitration.

  As part of this Plan, the Company is implementing an alternative dispute resolution procedure for its employees. In the event there is any dispute arising out of the following: unlawful harassment; discrimination and termination of employment with the Company, which the parties are unable to resolve through direct discussion or mediation, regardless of the kind or type of dispute, the Participant and the Company agree to submit all such disputes exclusively to final and binding arbitration pursuant to the provisions of the Federal Arbitration Act, or, if inapplicable, the provisions of applicable state law, or any successor or replacement statutes, upon a request submitted in writing to the Human Resources Department within the applicable statutory limits or the statute of limitations. Any failure to timely request arbitration shall constitute a waiver of all rights to raise any claims in any forum arising out of any dispute that was subject to arbitration. The limitations period set forth in this paragraph shall not be subject to tolling, equitable or otherwise. Any agreement to arbitrate disputes contained in a securities registration application shall take precedence over this agreement. All substantive rights guaranteed under the statutes are still recognized through arbitration, and arbitration is merely a substituted forum for dispute resolutions.


This Plan is hereby adopted by the Company on this _____ day of January, 1995.


FRANKLIN RESOURCES, INC.




                                 PROXY


                       FRANKLIN RESOURCES, INC.

                                 PROXY

      THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

     The undersigned does hereby constitute and appoint Charles B. Johnson, Harmon E. Burns, Deborah R. Gatzek and Leslie M. Kratter or any of them, the attorneys and proxies of the undersigned with full power of substitution and appointment, collectively and as individuals, to vote all the undersigned's shares of Common Stock of Franklin Resources, Inc. (the "Company") at the Annual Meeting of Stockholders of the Company, to be held at the office of the Company, 777 Mariners Island Blvd., San Mateo, California at 10:00 a.m. January 24, 1995 and at any and all adjournments thereof, upon the matters set forth on the reverse side.

     THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS AND WILL BE VOTED AS SPECIFIED. IF NO SPECIFICATION IS MADE, IT WILL BE VOTED FOR THE ELECTION AS DIRECTORS OF THE NOMINEES SPECIFIED IN THE PROXY STATEMENT AND FOR ITEMS 2 AND 3. IF ANY OTHER MATTERS DO COME BEFORE THE MEETING, THE PERSONS NAMED IN THIS PROXY WILL VOTE, ACT AND CONSENT WITH RESPECT THERETO IN ACCORDANCE WITH THE VIEW OF MANAGEMENT.

       Continued and to be signed and dated on the reverse side.




1.  ELECTION OF DIRECTORS: FOR all nominees listed below.__
WITHHOLD AUTHORITY to vote for all nominees listed below.__
*EXCEPTIONS___

Nominees:  H. E. Burns; J. Grosvenor; F. W. Hellman  C. B.
Johnson; C. E. Johnson; R. H. Johnson, Jr.; H. Kline; P.
Sacerdote; L. Woodworth

*Exceptions _________________________________________________
INSTRUCTIONS: To withhold authority to vote for any individual nominee, mark the "Exceptions" box and write that nominee's name in the space provided.

2. Ratification of the selection of Coopers & Lybrand as independent public accountants for the fiscal year ending
September 30, 1995.
FOR__ AGAINST__ ABSTAIN__

3. Adoption of Amended Annual Incentive Compensation Plan.
FOR__ AGAINST__ ABSTAIN__

4. In their discretion, the proxy holders are authorized to vote upon such other business which may come before the Meeting.

Change of Address Mark Here ___

PLEASE SIGN, DATE AND RETURN THE PROXY CARD PROMPTLY USING THE
ENCLOSED ENVELOPE. NO POSTAGE IS REQUIRED.


Note: Please sign exactly as your name appears on the proxy. If signing for estates, trusts or corporations, title or capacity should be stated. If shares are held jointly, each holder should sign.


Dated:____________________, 1995


_________________
Signature


_________________
Signature

Votes must be indicated (X) in Black or Blue Ink. ___